Exhibit 5.2

609 Main Street Houston, TX 77002 United States
+1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

March 31, 2022

Noble Finco Limited

3rd Floor

1 Ashley Road

Altrincham

Cheshire

WA14 2DT

Dear Ladies and Gentlemen:

We have acted as special legal counsel to Noble Finco Limited, a private limited company incorporated under the laws of England and Wales (“Topco”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 20, 2022, pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated November 10, 2021 (the “Business Combination Agreement”), by and among Noble Corporation, a Cayman Islands exempted company (“Noble”), The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), Topco and Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Topco. Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, Topco will acquire Noble and Maersk Drilling (the “Business Combination”).

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of, among other things, the following securities to be issued by Topco in the Business Combination: (i) 6,272,963 Tranche 1 warrants (the “Tranche 1 Warrants”) to acquire A ordinary shares, par value $0.00001 per share, of Topco (the “Topco Shares”); (ii) 8,317,842 Tranche 2 warrants (the “Tranche 2 Warrants”) to acquire Topco Shares; and (iii) 2,777,562 Tranche 3 warrants (the “Tranche 3 Warrants” and, together with the Trance 1 Warrants and the Tranche 2 Warrants, the “Topco Warrants”) to acquire Topco Shares.

In connection with the preparation of this opinion, we have, among other things, read:

(a) a copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(b) the Registration Statement;

(c) a copy of the Tranche 1 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 1 Warrant Agreement”);

(d) a copy of the Tranche 2 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 2 Warrant Agreement”);

(e) a copy of the Tranche 3 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 3 Warrant Agreement” and, together with the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement, the “Warrant Agreements”); and

(f) such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

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Noble Finco Limited

March 31, 2022

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of Topco and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that, upon the closing of the Business Combination, the Topco Warrants will constitute valid and binding obligations of Topco, enforceable against Topco in accordance with their terms under the laws of the State of New York.

In addition, in rendering the foregoing opinion we have assumed that:

(a) Topco (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreements;

(b) Topco has the corporate power and authority to execute and deliver and to perform all of its obligations under the Warrant Agreements;

(c) neither the execution and delivery by Topco of the Warrant Agreements nor the performance by Topco of its obligations thereunder: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which Topco or its property is subject; (ii) contravenes or will contravene any order or decree of any governmental authority to which Topco or its property is subject; or (iii) violates or will violate any law, rule or regulation to which Topco or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the laws of the State of New York);

(d) neither the execution and delivery by Topco of the Warrant Agreements nor the performance by Topco of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(e) prior to effecting the Business Combination and prior to the issuance of Topco Warrants by Topco: (i) the shareholders of Noble will have approved, among other things, the Business Combination; (ii) all other necessary action will have been taken under the applicable laws of England and Wales to authorize and permit the Business Combination, and any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the Business Combination will have been obtained; and (iii) any and all other consents, approvals and authorizations will have been obtained; and

(f) the warrant agreements entered into by Topco will have the same terms and conditions as the Warrant Agreements in effect immediately prior to the closing of the Business Combination.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United

Noble Finco Limited

March 31, 2022

States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Topco Warrants.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP